EXHIBIT 10.1

                             ORGANIZATION AGREEMENT

         This ORGANIZATION AGREEMENT ("Agreement"), dated as of August 7th, 2000 ("Effective Date") is made and entered into by and between CyberOptics Communications Corporation, a Delaware corporation ("CO3") and CyberOptics Corporation, a Minnesota corporation ("CYBE").

         WHEREAS, CO3 is a newly formed corporation that intends to engage in the development of equipment that assembles photonics components and subassemblies for use in products for fiber optic telecommunications, the manufacture of photonics components and subassemblies for use in products for fiber optic telecommunications, and such other businesses as it may in the future choose to pursue;

         WHEREAS, CYBE has developed technology, including patented and unpatented know how, trade secrets, copyrighted works and other intellectual property, a portion of which CO3 desires to use in developing its business;

         WHEREAS, CYBE has financed certain organizational expenses of CO3 while CO3 was developing its business plan, including travel, employee and related expenses;

         WHEREAS, CYBE desires to acquire an equity interest in CO3 in consideration of the contribution of such organizational expenses, a license to certain CYBE intellectual property, a release of certain current CYBE employees whom CO3 wishes to retain, and additional cash contributions to CO3's capital;

         WHEREAS, CO3 desires to use certain CYBE facilities and obtain certain support from CYBE in furtherance of CO3's business objectives;

         WHEREAS, CYBE has been approached by Nortel Networks ("Nortel") to develop an inspection system for fiber optic telecommunications components but does not wish to devote its engineering resources to investigate or complete such an inspection system; and

         WHEREAS, CYBE wishes to engage CO3 to develop such an inspection system in consideration for certain payments by CYBE and certain exclusive distribution rights for such product upon the completion of development.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         Capitalized terms used in this Agreement have the meanings set forth in this Article I:

         1.01 "AFFILIATE" as applied to a party, means a corporation or other business organization, which is controlled by, or is under common control with that party. As used in this definition, "control" means the power through equity ownership, voting rights or joint venture agreement to direct the affairs of another corporation or business organization. The parties agree that CO3 is not an Affiliate of CYBE under the provisions of this Paragraph.

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         1.02 "CO3 INTELLECTUAL PROPERTY" means any or all of the: (a) patents, patent applications, reissues, divisions, continuations, continuations-in-part, re-examinations, invention certificates and patents of addition, U.S. or otherwise, which are owned, controlled or otherwise licensable by CO3; (b) copyrights and works of expression protectable under 35 U.S.C. 401 et seq., which are owned, controlled or otherwise licensable by CO3; and (c) CO3 trade secrets and proprietary procedures and information which derive their value by not being generally known, for manufacturing and developing products, and for providing services, which are owned, controlled or otherwise licensable by CO3; including in each case any proprietary know-how necessary to implement the foregoing, or any other intellectual property as to which CO3 has rights.

         1.03 "CHANGE OF CONTROL" as applied to a party, means: (1) a merger or consolidation after which the shareholders of the party (other than the party acquiring control) hold less than fifty-percent (50%) of the voting securities of the surviving entity; (2) a sale of all or substantially all the of the assets of the party; or (3) the acquisition by a person, or group of persons acting in concert (other than a person who is a shareholder of such party on the date of this Agreement), of beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of fifty-percent (50%) or more of the voting securities of such party.

         1.04 "CONDITIONALLY IRREVOCABLE" means: (1) when used in the context of a license being granted to CO3, that the license is perpetually irrevocable, except that if CO3 has ceased all business activities for a period of two (2) months the license will terminate and be revoked effective as of the expiration date of such two (2) month period; provided, however, that such conditional revocability will expire and such license will be irrevocable without condition on the earlier of: (a) the date of a Change of Control of CO3; or (b) the date CO3 becomes subject to the reporting requirements contained in Article 15(d) or 13(a) of the Securities Exchange Act of 1934, as amended; and (2) when used in the context of a license being granted to CYBE, that the license is perpetually irrevocable, except if CYBE has ceased all business activities for a period of two (2) months the license will terminate and be revoked effective as of the expiration date of such two (2) month period.

         1.05 "CONFIDENTIAL INFORMATION" means any information, technical data, trade secrets or know-how related to any aspect of either party's business, including, but not limited to, CO3 Intellectual Property, CYBE Intellectual Property, proposals, software, services, development, inventions, processes, designs, drawings, engineering information, customer lists, marketing plans and data, employee lists and financial information which is directly or indirectly disclosed by one party to the other regardless of the form in which it is disclosed or in the manner in which it was obtained including, but not limited to, the inspection of products, materials, parts, equipment or computer code. For purposes of this Agreement, Confidential Information does not include any information which:

              (a) is publicly known at the time of its disclosure;
              (b) is published or otherwise made known to the public without breach of this Agreement; or
              (c) was generated independently by a party without use of the other party's Confidential Information.

         1.06 "CYBE ASSEMBLY COPYRIGHTS" means, and is specifically limited to, the copyrights and works of expression protectable under 35 U.S.C. 401 et seq., which are owned, controlled or otherwise licensable by CYBE, and set forth in Exhibit C. CO3 may, at any time, request the addition of copyrights for inclusion in Exhibit C, which CYBE will review and, in good faith, consider for addition to such Exhibit C.


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         1.07 "CYBE ASSEMBLY INTELLECTUAL PROPERTY" means, and is limited to, the CYBE Assembly Copyrights, CYBE Assembly Patents and CYBE Assembly Trade Secrets.

         1.08 "CYBE ASSEMBLY PATENTS" means, and is specifically limited to, the patents, patent applications, reissues, divisions, continuations, continuations-in-part, re-examinations, invention certificates and patents of addition, U.S. or otherwise, which are owned, controlled or otherwise licensable by CYBE, deriving priority, in whole or in part, from the patent application serial numbers set forth in Exhibit A. CO3 may, at any time, request the addition of patents for inclusion in Exhibit A, which CYBE will review and, in good faith, consider for addition to such Exhibit A.

         1.09 "CYBE TRADEMARK" means the registered and unregistered trademarks, foreign and domestic, for the name "CyberOptics".

         1.10 "CYBE ASSEMBLY TRADE SECRETS" means, and is limited to, the trade secrets and proprietary procedures and information which derive their value by not being generally known, for manufacturing and developing products, and for providing services, which CYBE is using as the Effective Date, that are: (1) summarized in Appendix B; or (2) known to any Former CYBE Employee and which relate to the Photonics Assembly Market.

         1.11 "CYBE INTELLECTUAL PROPERTY" means any and all: (a) patents, patent applications, reissues, divisions, continuations, continuations-in-part, re-examinations, invention certificates and patents of addition, U.S. or otherwise, which are owned, controlled or otherwise licensable by CYBE; (b) copyrights and works of expression protectable under 35 U.S.C. 401 et seq., which are owned, controlled or otherwise licensable by CYBE; and (c) trade secrets and proprietary procedures and information which derive their value by not being generally known, for manufacturing and developing products, and for providing services, which are owned, controlled or otherwise licensable by CYBE; including in each case any proprietary know-how necessary to implement the foregoing, or any other intellectual property as to which CYBE has rights.

         1.12 "DERIVATIVE WORK" means a work that is based upon one or more preexisting works, such as revision, modification, translation, abridgement, condensation, expansion, or any other form in which such preexisting works may be recast, transformed, or adapted and that, if prepared without authorization of the owner of the preexisting work, would constitute copyright, patent or other infringement.

         1.13 "DEVELOPED INSPECTION SYSTEM TECHNOLOGY RIGHTS" means: (1) any or all of the: (a) patents, patent applications, reissues, divisions, continuations, continuations-in-part, re-examinations, invention certificates and patents of addition, U.S. or otherwise, based on inventions first conceived or reduced to practice by CO3 in the performance of the Development Project; and
(b) the copyrights and works of expression protectable under 35 U.S.C. 401 et seq. first developed, conceived or reduced to practice by CO3 in the performance of the Development Project; and (c) CO3 trade secrets and proprietary procedures and information which derive their value by not being generally known, for manufacturing and developing products, and for providing services, in each case first developed, conceived or reduced to practice by CO3 in the performance of the Development Project; and (2) all Inventions or other intellectual property (patents, copyrights, trade secrets or otherwise) or proprietary rights incorporated in or related to Photonics Inspection System and Photonics Inspection Product Line.

         1.14 "DEVELOPMENT PROJECT" means the efforts of CO3 to develop the Photonics Inspection System Photonics Inspection Product Line pursuant to
Article III of this Agreement.


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         1.15 "EQUIPMENT" means the laboratory equipment contained in the research lab established by CYBE prior to the date of this Agreement, set forth in the attached Schedule I.

         1.16 "FORMER CYBE EMPLOYEES" means each of the individuals identified on the attached Schedule II.

         1.17 "INSPECTION EQUIPMENT MARKET" means the business of designing, developing, manufacturing, using, licensing or selling equipment that has as its primary purpose the optical or non-contact inspection, measurement, or alignment of wafers, die, components, panels and subassemblies in the electronics, SMT, semiconductor, disk drive, flat panel display and related markets.

         1.18 "INVENTIONS" means any and all improvements, discoveries, designs or implementations, whether or not patentable, created, conceived or first reduced to practice in the performance of the Development Project, including, without limitation, all patents and patent applications based on the foregoing or any portion thereof.

         1.19 "KNOW-HOW" means any and all information related to a specified project, service or product (including a product's design, development, manufacture, repair, application, materials, parts and supplier lists for such materials and parts), including, without limitation, all documentation, data, designs, drawings, flow charts, diagrams, firmware, software programs and code, formulas, compilations, methods and other tangible or intangible materials or information of any nature whatsoever related to such project, service or product.

         1.20 "ORGANIZATIONAL EXPENSES" means, prior to July 1, 2000, all expenses and costs of any kind, including, without limitation, costs related to the time spent by the Former CYBE Employees, by Dr. Steven K. Case (in his role as an employee of CYBE), by the professional advisers (including independent accountants and legal counsel) of CYBE, by the internal personnel of CYBE and by any other party, for which CYBE has funded the cost, and any related travel or other out of pocket costs, incurred by CYBE with respect to the business and business plan of CO3; provided, however, that such expenses or costs exclude the cost of the market study in the amount of $33,600, and the cost of computers in the amount of $17,389, for which CO3 will pay CYBE said amounts within thirty
(30) days of CYBE's invoice to CO3 therefor.

         1.21 "PHOTONICS ASSEMBLY PRODUCTS" means any services, equipment, software, subassembly or component designed, manufactured, used, licensed and sold for the Photonics Assembly Market, excluding the Photonics Inspection System, Photonics Inspection Product Line, or Derivative Works thereof.

         1.22 "PHOTONICS ASSEMBLY MARKET" means (a) the business of designing, developing, manufacturing, using, licensing or selling equipment that assembles photonic components and subassemblies for use in the fiber optic telecommunications market; and (b) the business of designing, developing, manufacturing, using, licensing or selling photonics components and subassemblies for use in the fiber optic telecommunications markets. It is understood that the equipment covered by the definition of this paragraph may include an inspection function embedded in such equipment, except that in any event, the scope of this definition excludes equipment which has as its primary purpose the inspection of components, subassemblies or the like (e.g., "stand alone inspection equipment").

         1.23 "PHOTONICS INSPECTION SYSTEM" means the system for the inspection of fiber optic telecommunications components, initially considered for development by CYBE for Nortel, based on or derivative of any of the CYBE Intellectual Property, and proposed to include an integration of the proprietary SE 300 hardware and SAM Software, and extensions and Derivative Works thereon.


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         1.24 "PHOTONICS INSPECTION PRODUCT LINE" means the Photonics Inspection
System and all products derivative of, replacing, extending, or otherwise performing the functions of the Photonics Inspection System as equipment for the inspection of fiber optic telecommunications components, or as equipment whose primary purpose is inspection, rather than manufacture or assembly, of fiber optic telecommunications components.

         1.25 "SAM SOFTWARE" means the software known as the Statistical Appearance Modeling Software developed by CyberOptics Ltd., used in the KS 100 Inspection System, as in existence on the Effective Date of this Agreement.

         1.26 "SHARES" means the 3,800,000 shares of common stock acquired pursuant to Article 2.02 of this Agreement.

         1.27 "THIRD PARTIES" means parties which are not CYBE, its Affiliates, nor CO3.

                                  ARTICLE II.
         CAPITAL CONTRIBUTION / EQUITY INTEREST IN CO3 / BUSINESS FORMS

         2.01 CYBE'S CAPITAL CONTRIBUTION. Upon the terms and conditions set forth in this Agreement, and in consideration of the issuance by CO3 of the Shares as provided in Article 2.02 below, CYBE hereby contributes to CO3 the following property and rights (the "Capital Contribution"):

              (a) The licenses set forth in Article IV of this Agreement;
              (b) Title to the Equipment in accordance with a bill of sale in a form to be agreed upon by the parties;
              (c) The accumulated Organizational Expenses funded by CYBE through June 30, 2000;
              (d) The business forms and resources referred to in Article 2.04;
              (e) The right to hire the Former CYBE Employees;
              (f) The contract relating to, and the right to pursue, the development of the Photonics Inspection System; and
              (g) Cash in the amount of $190,000.

         2.02 ISSUANCE OF COMMON STOCK. In consideration of CYBE's Capital Contribution, upon the terms and subject to the conditions set forth in this Agreement, CO3 will issue to CYBE 3,800,000 shares of CO3's Common Stock (the "Shares") at a per share purchase price of $0.10 per share, it being acknowledged and agreed by the parties hereto that the aggregate value of the Capital Contribution set forth in Article 2.01(a) above is equal to $380,000.

         2.03 INVESTMENT INTENT/RESTRICTIONS ON TRANSFERS. CYBE acknowledges that it is acquiring the Shares for its own account and with investment intent and that it understands that the Shares are only transferable pursuant to: (a) registration under the Securities Act; or (b) an exemption from such registration. Each certificate representing Shares will be endorsed with the following legend:

         "The shares represented by this certificate may not be transferred without (i) the opinion of counsel satisfactory to this corporation that such transfer may lawfully be made without registration under the Federal Securities Act of 1933 and all applicable state securities laws or (ii) such registration."


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         2.04 BUSINESS FORMS AND RESOURCES. CYBE agrees to provide CO3 with access to, and copies of, business forms and other written and electronic media resources used by CYBE in its business that CO3 might reasonably find useful in connection with its business, including without limitation, contract and business forms, product sale terms and conditions, presentation overheads and PowerPoint presentations, ISO documentation and quality manuals, employee offer letters and the like. CYBE hereby grants to CO3 a nontransferable, worldwide, nonexclusive, Conditionally Irrevocable, fully paid-up license to use any such materials internally for its business. In no event shall such forms or other resources include access to or replication of CYBE's network or information or materials thereof, except as agreed to by CYBE in writing in its sole discretion. Unless otherwise agreed by CYBE in writing, CO3 shall attribute CYBE's copyright ownership in such forms and resources. CO3 shall keep and treat the aforesaid ISO documentation and other forms or resources marked as "confidential" or "proprietary" as Confidential Information of CYBE as described in Article 5.02.

                                  ARTICLE III.
            DEVELOPMENT AND DISTRIBUTION BY CO3 OF INSPECTION SYSTEM

         3.01 DEVELOPMENT PROJECT.

              (a) Development by CO3. CYBE hereby assigns to CO3 the opportunity presented to CYBE to develop the Photonics Inspection System. For the consideration set forth in Article 3.02 below, CO3 will use its commercially reasonable efforts to enter into a contract with Nortel, commence the Development Project as promptly as possible after the Effective Date of this Agreement, and complete the Development Project on or prior to June 30, 2001. CO3 agrees to devote sufficient engineering and administrative resources to the Development Project and to use commercially reasonable efforts to complete the same by June 30, 2001.

              (b) Development Assistance and Support. For purposes of the Development Project and for customer demonstration purposes, CYBE agrees to sell to CO3 two (2) SE 300 Products at a price equal to CYBE's cost of goods sold for such products plus thirty-percent (30%), which SE 300 Products will be delivered on October 1, 2000 and November 1, 2000, respectively. CYBE will provide reasonable support to CO3 in connection with the Development Project, including without limitation, assistance with manufacturing prototypes and beta testing; provided, however, that CO3 shall compensate CYBE, at reasonable and customary rates (including expenses), for any such support.

              (c) Completion of Development Project. The Photonics Inspection System will be considered completed upon the acceptance and payment for one (1) unit of such system by Nortel pursuant to the agreement between CO3 and Nortel. Success of the Development Project will be measured solely by the reasonable opinion of Nortel concerning the completed Photonics Inspection System and Nortel's aforesaid payment.

         3.02 CONSIDERATION.

              (a) Development Fee. In consideration of CO3 performing the Development Project, CYBE will pay to CO3 $960,000, or such lesser sum as is set forth in paragraph (b) of this Article 3.02 (the "Development Fee"), payable by CYBE to CO3 in monthly installments of $80,000. The first installment will be paid on the Effective Date, for a pro rata portion of the month remaining after such date. Thereafter, each installment will be paid on the first day of each month, until the entire amount is paid. Such consideration will be paid on the schedule set forth in this Article 3.02, without regard to the costs incurred by CO3 in connection with the Development Project and without any need for CO3 to specifically allocate such amounts to the


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         Development Project. Irrespective of the Development Fees paid by CYBE to CO3, CO3 shall remain fully responsible for successful completion of the Development Project as set forth and defined in Article 3.01(c). Other than the Development Fees provided by CYBE, CO3 remains fully responsible for all other fees, expenses, costs and resources of any nature whatsoever required to successfully complete the Development Project.

              (b) Abandonment of Development Project. All obligations of CYBE to pay any portion of the Development Fee will be terminated, and CO3 will promptly refund fifty percent (50%) of all previous payments of the Development Fee, in the event that CO3 has, at any time and for any reason, abandoned the Development Project. As used herein "abandon" shall be deemed to have occurred if CO3 is not making commercially reasonable efforts to complete the Development Project, which shall include, without limitation, an expenditure of at least $5,000 per month towards the Development Project in every month preceding the first shipment of a beta unit of the Photonics Inspection System to Nortel. CYBE may, in its sole discretion, waive the aforesaid $5,000 requirement for any given month; provided, however, that such waiver shall not be constituted a waiver of such requirement for any other applicable month. Nothing in this Article 3.02(b) shall relieve CO3 of the obligation to use all reasonably commercial efforts to complete the Development Project using its own resources, including using all such efforts prior to any abandonment of the Development Project.

         3.03 DEVELOPMENT LICENSE - GENERALLY. CYBE grants to CO3 a non-exclusive, fully paid-up, non-transferable license to use internally (without the right to sublicense) the portion of the CYBE Intellectual Property reasonably necessary and solely for the purpose of development and further improvement of the Photonics Inspection Product Line. Such license will include the right and license to create Derivative Works of the SAM Software. Such license will be effective from the Effective Date until the termination or expiration of the Initial Term of the Distribution Agreement to be entered into pursuant to Article 3.05. Except for the license granted by CYBE to CO3 pursuant to Article 3.07(d), any Derivative Works of any such CYBE Intellectual Property shall be the sole and exclusive property of CYBE and all development by CO3 with respect thereto shall be deemed a "work made for hire.

         3.04 DEVELOPMENT LICENSE FOR SAM SOFTWARE.

              (a) Development and Support Assistance. CYBE agrees to provide CO3 with up to eight (8) man weeks of technical support time, free of charge, to support development of the Photonics Inspection System; provided, however, that CYBE shall have no such obligation after October 1, 2000 regardless of the amount of time provided by CYBE before that date; and further provided that CO3 may contract for such CYBE technical support on an as available per diem basis after that date.

              (b) Source Code. CYBE agrees to deliver to CO3 one copy of the source code to the SAM Software solely for purposes of developing the Photonics Inspection System. CO3 acknowledges that such source code is "Confidential Information" and trade secret information of CYBE developed by CYBE and its subsidiaries at great expense. Accordingly, CO3 will not be authorized to make copies of such source code (other than a limited number of copies necessary for the Development Project) and will limit access to the source code to those persons working on the Development Project with a need for such access to complete development. CO3 agrees to use the same degree of care with respect to the source code as would be used by CO3 with respect to its own proprietary source code, and in any event, the same degree of care as would be used in the industry, including keeping the source code in a secure area. CO3 will require each of its employees, contractors or other authorized representatives who have access to the source code to sign agreements acknowledging their obligations to protect the proprietary and trade secret nature


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         of the source code and keep the source code confidential. CYBE will be a third party beneficiary of the confidentiality provision of such employee agreements as it relates to disclosures referenced in this paragraph.

              (c) Ownership. CO3 acknowledges that all development by CO3 with respect to the Development Project shall be deemed work made for hire, and, except with respect to the development license contained in
         Article 3.03 and the license granted by CYBE to CO3 pursuant to Article 3.07(d), CO3 will not acquire any interest in the SAM Software or Derivative Works thereof or the CYBE Intellectual Property or Derivative Works thereof, and that CYBE owns all right, title and interest in such SAM Software, CYBE Intellectual Property and Derivative Works thereof, including, without limitation, as a copyrighted, or copyrightable work, and as CYBE trade secret information. CO3 also acknowledges that certain techniques embodied in the SAM Software are inventions of CYBE subject to protection under CYBE patents.

              (d) Support. CYBE agrees to provide CO3, free of charge, with the services of CYBE software engineers and other technical support personnel to remedy any software bugs found in the "core" SAM Software; provided, however, that such bug fixes shall be limited to fixes required to cause the SAM Software to function in applications for which it is commercially marketed as part of the CYBE KS100 system by CYBE on the same terms as CYBE would provide such fixes to its commercial customers.

         3.05 DISTRIBUTION OF PHOTONICS INSPECTION LINE.

              (a) Exclusive Distribution Rights for the Photonics Inspection Line. Upon the completion of the Development Project, CYBE agrees that it will grant to CO3 certain exclusive distribution rights to the Photonics Inspection Line pursuant to a distribution agreement in the form of Exhibit D to this Agreement (the "Distribution Agreement"). The "Initial Term" of the Distribution Agreement will be from the Effective Date and continuing for two-years from the date of CO3's first sale of a Photonics Inspection System or three (3) years from the Effective Date, whichever occurs first. At the end of the Initial Term, the Distribution Agreement may be extended, at CYBE's sole discretion, for an additional two (2) years thereafter. CYBE agrees that during the Initial Term of the Distribution Agreement, that: (1) CO3 distribution rights shall be exclusive (including with respect to CYBE or any other distributor or representative for or on behalf of CYBE) with respect to the marketing, sale, licensing and distribution of stand-alone Photonics Inspection Line products to fiber optics telecommunications component manufacturers worldwide (the "Exclusive Market"); and (2) CYBE will not market, sell or license any product that is competitive with the Photonics Inspection Line into the Exclusive Market. In the event that CYBE extends the term of the Distribution Agreement beyond the Initial Term for an additional two (2) years, CYBE will consider, at its sole option, extending the exclusive distribution rights described herein if CO3 has sold, during the Initial Term, at least $4 million (U.S. dollars) in Photonics Inspection Line products. Other than the payment of the product transfer price pursuant to the Distribution Agreement, CYBE will not receive any royalty or other payment from CO3 in connection with the marketing the Photonics Inspection Line. CYBE agrees that it will, for the term of the Distribution Agreement, manufacture and supply Photonics Inspection Systems to CO3 in the quantities ordered by CO3.

         3.06 Sale Price. CYBE's sale price to CO3 for each product in the Photonics Inspection Line pursuant to the Distribution Agreement shall be such as to provide CYBE with 200% of CYBE's cost of goods sold related to such products, calculated in accordance with generally accepted accounting principles as used by CYBE in its normal financial reporting.


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         3.07 INTELLECTUAL PROPERTY RIGHTS AND OBLIGATIONS

              (a) Deliverables. Upon completion of the Development Project, or upon abandonment pursuant to Article 3.02(b), CO3 shall immediately deliver to CYBE one copy of all Know-How compiled or available in connection with the Development Project and necessary for CYBE to develop, manufacture, service, market and distribute the Photonics Inspection System and Photonics Inspection Product Line. If requested by CYBE, CO3 agrees to provide a reasonable amount of consulting, at no additional charge, to CYBE or other parties as CYBE may designate, to assist with utilizing the Know-How in the manufacture and servicing of the Photonics Inspection System and Photonics Inspection Product Line products. Except for the license granted by CYBE to CO3 pursuant to
         Article 3.07(d), all Know-How produced by or as a result of the work performed by CO3 for CYBE hereunder, including all copies thereof, shall be the sole and exclusive property of CYBE, it being intended that all such Know-How be deemed "works made for hire" of which CYBE shall be deemed the author and owner thereof, and CO3 hereby grants, assigns, transfers and sets over to CYBE the entire right, title and interest in and to such Know-How, except for the license granted by CYBE to CO3 pursuant to Article 3.07(d).

              (b) Ownership of Photonics Inspection System and Photonics Inspection Product Line. CO3 hereby grants, assigns, transfers and sets over to CYBE the entire right, title and interest in and to the Photonics Inspection System, Photonics Inspection Product Line, and any Derivative Works thereof, including, without limitation, any and all Development Inspection System Technology Rights therein or related thereto, or created in the development thereof. The terms set forth in this Article 3.07(b) shall apply in the case of Development Project abandonment as described in Article 3.02(b), to the extent such Photonics Inspection System, Photonics Inspection Product Line and Derivative Works are completed.

              (c) Assistance. CO3 agrees that it will promptly disclose to CYBE any Inventions, Know-How or other intellectual property developed hereunder, and agrees to execute any documents or provide any assistance reasonably requested by CYBE in connection with obtaining copyrights, patents or other intellectual property rights covered by any of the foregoing. Additionally, CO3 agrees to use reasonable, commercial efforts to specifically identify all CYBE Intellectual Property used in Development Project and any resulting Photonics Inspection System, Photonics Inspection Product Line and Derivative Works thereof.

              (d) License to CO3. CYBE hereby grants to CO3 a worldwide, Conditionally Irrevocable, non-transferable, fully paid-up license under the Developed Inspection System Technology Rights to make, have made, make Derivative Works, use, offer for sale, sell and otherwise deal in products and services solely in, but exclusive to CO3 in, the Photonics Assembly Market, which products and services would otherwise infringe the Developed Inspection System Technology Rights, CYBE Intellectual Property Rights or other rights of CYBE in the absence of the license of this paragraph. Except for the limited exclusive rights to the Developed Inspection System Technology Rights granted by CYBE to CO3 in this Article 3.07(d), CYBE reserves onto itself all unrestricted rights in and to the Developed Inspection System Technology Rights and Derivative Works thereof.

                                  ARTICLE IV.
                            PHOTONICS ASSEMBLY MARKET

         4.01 LICENSE OF CYBE ASSEMBLY TECHNOLOGY RIGHTS.

              (a) License. CYBE hereby grants to CO3 a worldwide, exclusive, Conditionally Irrevocable, non-transferable, fully paid-up license under the CYBE Assembly Intellectual Property solely to make, have made, make Derivative Works, use, offer for sale, sell and otherwise deal in Photonics Assembly Products and related services, which products or services would otherwise infringe the CYBE Assembly Intellectual Property in the absence of the license of this Article 4.01(a). Such license herein shall include the right to distribute and sublicense others to distribute the CYBE Assembly Intellectual Property only as included with the Photonics Assembly Products, and provided that any ultimate end user customer is licensed to use such CYBE Assembly Intellectual Property with the Photonics Assembly Products for internal use only. Except for the limited exclusive rights to the CYBE Assembly Intellectual Property granted by CYBE to CO3 in this Article 4.01(a), CYBE reserves onto itself all unrestricted rights in and to the CYBE Assembly Intellectual Property.

              (b) Documentation. CYBE will provide CO3 with copies of the Know-How related to the CYBE Assembly Intellectual Property, to the extent such is available and reasonably necessary for CO3 to accomplish the purposes of the license granted in Article 4.01(a) above.

              (c) Distribution and Sale License of SAM Software. CYBE grants to CO3 a worldwide, non-exclusive, Conditionally Irrevocable, nontransferable license: (i) to use and install (in object code form only) the SAM Software, solely in combination with other software and hardware components having substantial independent value, in the Photonics Assembly Products produced by CO3: (ii) to make copies of the SAM Software in object code solely for incorporation into the aforesaid Photonics Assembly Products produced by CO3; (iii) to distribute and sublicense others to distribute the SAM Software (in object code form only) solely as part of Photonics Assembly Products produced by CO3; and (iv) to license end user customers to use the SAM Software (in object code form only) solely for their internal use as part of Photonics Assembly Products produced by CO3. CO3 will pay a license and royalty fee to CYBE equal to $5,000 for each copy of the SAM Software, or any Derivative Work of the SAM Software, incorporated into such Photonics Assembly Products. Such fee will be due and owing upon shipment of any Photonics Assembly Product that incorporates any portion of the SAM Software, with a credit to be given for subsequent returns of any such Photonics Assembly Product.

              (d) Ownership. CO3 acknowledges that, except with respect to the licenses contained in Article 4.01(a) and (c), CO3 will not acquire any interest in the CYBE Assembly Intellectual Property, SAM Software or any other CYBE Intellectual Property, and that CYBE owns all right, title and interest therein including, without limitation, as copyrighted or copyrightable work, patents, and/or CYBE trade secret information. CO3 also acknowledges that certain techniques embodied in the SAM Software are inventions of CYBE subject to protection under CYBE patents. CO3 will hold title to any Derivative Works of the CYBE Assembly Intellectual Property solely in the Photonics Assembly Products, including certain inventive techniques and trade secrets that may be embedded in the Derivative Works thereof, subject to the royalty and license fees set forth in Article 4.01(c).

              (e) Unintended Use of Other CYBE Intellectual Property. CYBE acknowledges that the Former CYBE Employees have had access to CYBE Intellectual Property, including trade secrets and patented or patentable technology, that is not part of the CYBE Assembly Intellectual Property and not otherwise licensed pursuant to this Agreement (the "Unlicensed CYBE IP"). Provided that CO3 has used its best efforts to avoid the use of the Unlicensed CYBE IP and has promptly notified CYBE of the inadvertent use of such Unlicensed CYBE IP in CO3 Photonics Assembly Products, and provided that, in CYBE's reasonable judgment, the license to CO3 of such Unlicensed CYBE IP would not impair its competitive position in the Inspection Equipment Market, CYBE agrees to negotiate in good faith with CO3 for the license of such Unlicensed CYBE IP to CO3 for use solely in the CO3 Photonics Assembly Products in which the same was inadvertently incorporated, on terms, including license fees, royalties or other payments, consistent with the terms on which similar rights are licensed by CYBE to third parties in the market.

         4.02 CROSS LICENSE AND ASSISTANCE.

              (a) Cross-License. CO3 grants to CYBE a worldwide, non-exclusive, royalty free, fully paid-up, Conditionally Irrevocable, nontransferable license solely: (i) to use and install the CO3 Intellectual Property or any Derivative Work thereof, in the design or development of any Inspection Equipment Market related products or services, or use such in combination with other software and hardware components having substantial independent value, in the products or services CYBE designs, develops, markets, sells and/or licenses into the Inspection Equipment Market; (ii) to make copies of any CO3 software in object code form solely for incorporation into the aforesaid Inspection Equipment Market products or services; (iii) to distribute and sublicense others to distribute the CO3 Intellectual Property and software (in object code form only) as part of CYBE's Inspection Equipment Market products or services; and (iv) to license end user customers to use the CO3 Intellectual Property or software (in object code form only) solely for their internal use as part of the CYBE Inspection Equipment Market products or services. Notwithstanding the foregoing, the license herein shall relate to the CO3 Intellectual Property as it exists between the Effective Date and the fifth anniversary of the Agreement. Without limiting the foregoing in any way, such license and rights granted to CYBE in this Article 4.02(a) shall include the license and right to that portion of CO3 Intellectual Property which forms any part of optical component attachment methods within optical devices solely for the Inspection Equipment Market. Except for the limited exclusive rights to the CO3 Intellectual Property and Derivative Works thereof granted by CO3 to CYBE in this
         Article 4.02(a), CO3 reserves onto itself all unrestricted rights in and to the CO3 Intellectual Property.

              (b) Documentation. CO3 will provide copies of the Know-How necessary for CYBE to develop, manufacture, market and distribute Inspection Market Equipment products and services under the license granted in Article 4.02(a) above.

         4.03 FORMER CYBE EMPLOYEES.

              (a) CYBE agrees to terminate, without the payment by the employee of any amount or the incurrence by the employee of any other penalty, any agreements between it and any of the Former CYBE Employees ("Former CYBE Employee Agreements"). Any provisions in the Former CYBE Employee Agreements related to protection of CYBE confidential information, or ownership, assignment and/or protection of CYBE intellectual property shall survive, pursuant to the terms of such agreements ("Survival Provisions"); provided, however, that:

                  1) notwithstanding any such Survival Provisions related to the protection of CYBE confidential information or any applicable law, the disclosure by any Former CYBE Employee to any director, officer, employee of CO3, or to any agent or representative of CO3, that has a confidentiality obligation to CO3, of any CYBE confidential information will not be deemed to be in violation of such Survival Provisions or applicable law;

                  2) notwithstanding any such Survival Provisions related to the ownership, assignment and/or protection of CYBE Intellectual Property or any applicable law, CYBE specifically waives and releases any rights it may have under such agreements or such applicable law to any intellectual property developed by such Former CYBE Employees after February 1, 2000 for Photonics Assembly Products, except with respect to any intellectual property related to the Development Project or in any products developed thereunder; and

                  3) notwithstanding any such Survival Provisions restricting the Former CYBE Employees from working for CYBE competitors, the Former CYBE Employees will be permitted to be employed by CO3.


              (b) Notwithstanding the foregoing, CO3 and the Former CYBE Employees recognize and agree that they will lose and forego all rights in and to any stock options in CYBE that are unvested as of the Separation Date set forth in Schedule II, and that all such Former CYBE Employees shall remain fully responsible for any and all loans that they may have with CYBE (401K, computer or otherwise). Each of the Former CYBE Employees will sign an agreement in the form attached hereto as Exhibit E that provides they will keep confidential certain CYBE confidential information they become aware of in the future from time to time. All Former CYBE Employees will provide assistance to CYBE, at CYBE's expense, for filing, obtaining, perfecting, assigning or other disposition of any CYBE owned intellectual property, pursuant to the terms of the Survival Provisions.

         4.04 NON-COMPETE COVENANT. For a five-year period beginning on the Effective Date: (a) CO3 will not make, have made, make Derivative Works, use, offer for sale, sell or otherwise deal in products, software or services for use in the Inspection Equipment Market, or license, contract or arrange with any Third Party to do any of the foregoing, except that CO3 shall have distribution rights as set forth in Article 3.05; and (b) CYBE will not make, have made, make Derivative Works, use, offer for sale, sell or otherwise deal in products, software or services in the Photonics Assembly Market, or license, contract or arrange with any Third Party to do any of the foregoing, excluding only the Photonics Inspection Product Line.

         4.05 CYBE RIGHT OF FIRST REFUSAL. For period of five (5) years from the Effective Date, CO3 agrees to provide CYBE with the right of first refusal with respect to supplying CO3's needs for any custom laser or optical sensor for CO3's products, provided CYBE can reasonably meet such needs. CO3 agrees that before it seeks other sources of supply for such custom lasers or optical sensors from any Third Party, CO3 will first, for a 45-day period, negotiate in good faith exclusively with CYBE for an agreement providing for the supply of such custom lasers or optical sensors. If CYBE and CO3 fail to either reach mutual agreement on the terms and conditions of a definitive agreement for the supply of such custom lasers or optical sensors, or make a reasonable amount of progress towards such agreement, then CO3 shall be free to pursue and enter into a supply arrangement with a Third Party for such custom lasers or optical sensors.

                                   ARTICLE V.
                       OTHER INTELLECTUAL PROPERTY MATTERS

         5.01 TRADEMARK LICENSE.

              (a) Grant. CYBE grants to CO3 a worldwide, non-exclusive, fully paid-up, non-transferable license to use the trademark "CyberOptics" in connection with its business, and as part of CO3's name, such license subject to the audit provisions set forth in this Article, and such license to terminate upon the earlier of:

                  1) The date of a Change of Control of CO3; or
                  2) The date CO3 is subject to the reporting requirements contained in Article 15(d) or 13(a) of the Securities Exchange Act of 1934, as amended; or
                  3) Five (5) years from the Effective Date.

         The earlier of such dates above shall be referred to in this Agreement as a "CO3 Transition Event". Notwithstanding the termination provisions stated above, the license granted under the provisions of this Article will terminate upon: (1) notice by CO3 to CYBE that CO3 does not wish to use such mark; or (2) CO3 having discontinued use of such mark for a period of one (1) year.

              (b) Protection of Good Will in Mark. CO3 agrees that the products or services of CO3 sold or promoted with the CYBE Trademark will comport with their respective operating specifications; that such products and services will be manufactured, sold, and distributed in accordance with all applicable laws of U.S. and of the jurisdiction in which they are sold or promoted; and that the sale of such products or services will in no manner reflect adversely upon the goodwill built-up in the CYBE Trademark nor on CYBE. Notwithstanding the foregoing, CO3 shall not use the trade dress, logos or designs for the CYBE Trademark, which have been or are used by CYBE.

              (c) Inspection. CO3 agrees that CYBE will have a right to inspect the CO3 products and services at reasonable times and on reasonable notice and to terminate the license granted in this Article if such products do not comply with the provisions of this Article and CO3 has failed to cure such non-compliance after ninety (90) days written notice.

              (d) Ownership. CO3 agrees that the CYBE Trademark and all goodwill pertaining thereto belong to CYBE, and to the extent that the CYBE Trademark has acquired secondary meaning in the mind of the public, such right will belong exclusively to CYBE, and that the use of the CYBE Trademark under this Agreement inures solely to CYBE's benefit.

              (e) Attribution. If CO3 marks its products with the CYBE Trademark, CO3 agrees to mark the same in the U.S. with the designator "(R)" and, unless otherwise agreed to by CYBE in writing, to attribute CYBE's ownership of the CYBE Trademark with a statement of attribution (including a statement that CO3 is not an affiliate of CYBE).

              (f) Enforcement. CYBE will determine whether to take any action in the courts, administrative agencies or otherwise to prevent the infringement, imitation, simulation or other illegal use or misuse of the CYBE Trademark; provided that if CYBE elects not to take such action with respect to the CYBE Trademark, CO3 will have the right to take such action at its own expense if it gives CYBE adequate prior written notice of its intention to take such action and CYBE does not reasonably object thereto. In any such event, the parties will cooperate with respect to any such action. Any damages recovered in any such action will first be applied to reimburse any party hereto for expenses incurred with respect to such action, and then will be allocated between the parties in proportion to the damages with respect to which the recovery was made. Otherwise, the parties hereto will bear their own expenses incurred with respect to such action.

         5.02 CONFIDENTIAL INFORMATION.

              (a) Nondisclosure. Both parties agree not to disclose Confidential Information of the other party, or to use such Confidential Information for any use, other than such use which is explicitly licensed herein. Each party agrees to limit distribution of Confidential Information of the other to its own employees and contractors who are: (1) under an obligation of confidentiality to such party; and (2) which have a need to know. For seven (7) years from the date of disclosure of any Confidential Information, both parties agree to treat as confidential and not to disclose or disseminate to any third party, or copy or use, in whole or in part, any such Confidential Information of the other party in any manner, except with the owner's written permission. Nothing herein will restrict the right of either party to disclose such Confidential Information that is disclosed pursuant to a judicial order, but only to the event so ordered, and provided that the parties will notify each other in writing of such order in sufficient time as to permit the owner of the Confidential Information to intervene in response to such order. Nothing herein will restrict the right of a party to disclose the terms of this Agreement as required by applicable law or regulation.

              (b) Confidentiality Agreements. Both parties represent and warrant that they have written agreements in place with their employees and contractors to so protect their own proprietary information and the proprietary information of others that they are obligated to protect, and that each employee and contractor who may have access to the Confidential Information will be advised of and subject to the obligations of this Agreement.

              (c) Ownership of Confidential Information. All Confidential Information and copies thereof will remain the property of the party originally disclosing such information. Confidential Information and all copies thereof will be returned to the disclosing party upon written request of the disclosing party (unless such request would be in conflict with the other terms and intent of this Agreement) or, if no such request is made, upon the completion of the purpose for which the Confidential Information was submitted by one party to the other.

         5.03 NO WARRANTY--AS IS. CO3 agrees that CYBE licenses to CO3 the CYBE Intellectual Property, CYBE Assembly Intellectual Property, SAM Software and CYBE Trademark, and conveys the title to the Equipment, "AS IS", and CYBE agrees that CO3 licenses to CYBE the CO3 Intellectual Property under Article 4.02(a) and transfers to CYBE the Developed Inspection System Technology Rights "AS IS". With respect to any conveyances, licenses or the like granted or provided by one party to the other hereunder, THERE ARE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, AS TO MERCHANTABILITY, FITNESS FOR PARTICULAR PURPOSE, NON-INFRINGEMENT OR ANY OTHER MATTER WITH RESPECT TO ANY INTELECTUAL PROPERTY LICENSED HEREIN OR ANY OTHER GOODS OR SERVICES.

                                  ARTICLE VI.
                        FACILITIES AND SERVICES AGREEMENT

         6.01 TEMPORARY USE OF FACILITIES. CYBE agrees to make available to CO3 the use of a limited amount of office and research space at its principle offices at 5900 Golden Hills Drive, Golden Valley, Minnesota 55416 pursuant to a Facilities and Services Agreement in the form of the attached Exhibit F (the "Facilities Agreement") for the limited period of time as set forth therein.

                                  ARTICLE VII.
                                COVENANTS OF CO3

         CO3 covenants and agrees with CYBE that until the earlier of: (a) a CO3 Transition Event (as defined in Article 5.01(a); or (b) the date on which CYBE owns less than ten-percent (10%) of the outstanding voting stock of CO3:

         7.01 CORPORATE EXISTENCE. CO3 will maintain its corporate existence in good standing and comply with all applicable laws and regulations of the United States or of any state or political subdivision thereof and of any government authority where failure to so comply would have a material adverse impact on CO3 or its business or operations.

         7.02 BOOKS OF ACCOUNT AND RESERVES. CO3 will keep books of record and account in which full, true and correct entries are made of all of its dealings, business and affairs, in accordance with generally accepted accounting principles. CO3 will employ certified public accountants selected by the Board of Directors of CO3 and approved by CYBE who are "independent" within the meaning of the accounting regulations of the Securities and Exchange Commission and are one of the "Big Five" accounting firms. CO3 will have annual audits made by such independent public accountants in the course of which such accountants shall make such examinations, in accordance with generally accepted auditing standards, as will enable them to give such reports or opinions with respect to the financial statements of CO3 as will satisfy the requirements of the Commission in effect at such time with respect to reports or opinions of accountants (except with regard to the Commission's requirements for accounting for preferred shares as debt rather than equity).

         7.03 FURNISHING OF FINANCIAL STATEMENTS AND INFORMATION. During any period during which the operations of CO3 must be consolidated with the operations of CYBE for financial reporting purposes, CO3 will cooperate with CYBE and provide to CYBE such financial information as CYBE requires to promptly complete its financial statements and publish releases of its earnings and file reports with the Securities and Exchange Commission within time frames consistent with the time frames during which CYBE has historically completed and filed such reports. For so long as CYBE owns not less than ten-percent (10%) of the outstanding capital stock of CO3, CO3 will deliver to CYBE:

              (a) as soon as available, but in any event within 30 days after the close of each quarter, an unaudited balance sheet of CO3 as of the end of such quarter, together with the related statements of consolidated operations for each such quarter;

              (b) as soon as available, but in any event within 90 days after the end of each fiscal year, a balance sheet of CO3, as of the end of such fiscal year, together with the related statements of operations, retained earnings and changes in financial position for such fiscal year, all in reasonable detail and duly certified by CO3's independent public accountants, which accountants shall have given CO3 an opinion, unqualified as to the scope of the audit, regarding such statements;

              (c) within 15 days after CO3 learns of the commencement or written threats of the commencement of any material suit, legal or equitable, or of any material administrative, arbitration or other proceeding against CO3 or its business, assets or properties, written notice of the nature and extent of such suit or proceeding;

              (d) promptly after the submission thereof to CO3, copies of all reports and recommendations submitted by independent public accountants in connection with any annual or interim audit of the accounts of CO3 made by such accountants;

              (e) with reasonable promptness, such other financial data relating to the business, affairs and financial condition of CO3 as is available to CO3 and as from time to time the CYBE may reasonably request.

         7.04 INSPECTION. CO3 will permit CYBE or any representatives designated by it and reasonably satisfactory to CO3 to inspect any of the properties CO3, including its books and records (and to make photocopies thereof or make extracts therefrom), and to discuss its affairs, finances and accounts with its officers, lawyers and accountants, except with respect to engineering data and other technical information that is not public knowledge, all to such reasonable extent and at such reasonable times and intervals as such Investor may reasonably request. All such information shall be treated as CO3 Confidential Information.

         7.05 REPRESENTATION ON BOARD OF DIRECTORS; DIRECTORS' AND SHAREHOLDERS' MEETINGS. From and after the date hereof, (i) one (1) of CO3's directors shall at all times be a person designated by CYBE, (ii) in the event of the death, resignation or removal of any such director so designated by CYBE, CYBE shall be entitled to designate such director's successor, and (iii) CO3 agrees that in submitting to CO3's shareholders or Board of Directors the names and nominees for election as directors or in filling interim vacancies, it will use its best efforts to cause any person designated pursuant to clauses (i) or (ii) above to be elected as a director. CO3 understands that, as of the date of this Agreement, the director designated by CYBE shall be Steven K. Case but that, at the request of CYBE, CO3 shall take all action as CYBE shall reasonably request to appoint a replacement representative for CYBE to CO3's board of directors who is not an officer, employee or investor in CO3. CO3 agrees, as a general practice, to hold meetings of its Board of Directors at least once every calendar quarter.

         7.06 ISSUANCE OF STOCK AND RIGHTS TO ACQUIRE STOCK. CYBE or its assignees shall have a right of first refusal to purchase its pro rata portion of any securities of CO3 of any class or kind which CO3 proposes to sell for cash in a nonregistered private placement. If CO3 wishes to make any such sale of its securities, it shall give CYBE written notice of the proposed sale. The notice shall set forth the material terms and conditions of the proposed sale and shall constitute an offer to sell such securities to CYBE and/or its assigns on such terms and conditions. CYBE may accept such offer by delivering a written notice of acceptance to CO3 within twenty (20) days after receipt of CO3's notice of the proposed sale. By exercising such right of first refusal CYBE shall be entitled to participate in the purchase of such securities on a pro rata basis for the purpose of maintaining CYBE's proportionate beneficial ownership interest in CO3. If CYBE (or its assignees) elects to exercise such right of first refusal and does not complete the purchase of such securities within thirty (30) days after delivery of its written notice of acceptance to CO3, or such later date as may be specified by CO3, CO3 may complete the sale of such securities on the terms and conditions specified in CO3's notice to persons other than CYBE and its assignees.

         The above right of first refusal will not apply to any additional shares of capital stock (a) issued to employees or management of CO3, or issuable upon exercise of stock options granted to such employees and management, pursuant to stock-based compensation plans, all as approved by the Board of Directors of CO3, (b) issued or issuable by way of stock split or stock dividend or similar capital modification, (c) issued in connection with any merger, acquisition or other reorganization, or (d) issued upon authorization of the Board of Directors in connection with business conducted by CO3 in bona fide financing transactions with lessors or financial institutions. For purposes of such right of first refusal, the issuance by CO3 of any warrant or right to purchase or subscribe to another security, or the issuance of a security which gives the holder a present or future right or privilege to convert the security into another security, will be deemed to include the issuance of the underlying security at the time of the issuance of the warrant or right or convertible security, but the exercise of the right to purchase or subscribe or to convert will not be deemed an additional "issuance" subject to such right of first refusal.

         7.07 HIRING OF EMPLOYEES. CO3 agrees that, for a period of five (5) years after the Effective Date, neither CO3 nor any corporation or other entity or business with which CO3 is in any way Affiliated (except to the extent such Affiliation is through CYBE), will, without the prior written consent of the Chief Executive Officer of CYBE: (i) employ or solicit for employment, or contract for services with or solicit to contract for services with, any person who as of the date of this Agreement is, or after such date is or was within the preceding one-year period, an employee of CYBE or any Affiliate of CYBE (including, without limitation, the employment or contracting of such CYBE employees for work after normal business hours); or (ii) induce or attempt to induce, directly or indirectly, any customer, supplier, distributor, licensee or other business relation of CYBE or any Affiliate of CYBE to cease doing business with the CYBE or such Affiliate, or in any way interfere with the relationship between any such customer, supplier, distributor, licensee or business relation and CYBE or any such Affiliate. CO3 agrees that it will advise any employee, or any former employee, of CYBE who solicits employment from CO3 of the restrictions set forth in this Article 7.07.

         7.08 INSURANCE.

              (a) Key Person Insurance. CO3 will at all times maintain term life insurance policies which will pay benefits of at least $2 million to CO3 upon the death of Steven K. Case. In such event, CO3 will offer in writing to redeem common stock from CYBE at a redemption price equal to fair market value of the Common Stock, but in any event not less that the purchase price therefor. If the aggregate redemption price for the Shares which are tendered for redemption exceeds the available insurance proceeds, CO3 will redeem as many such Shares as $2 million will redeem.

              (b) Other Insurance. CO3 will obtain and maintain in force such property damage, public liability, business interruption, worker's compensation, indemnity bonds and other types of insurance as CO3's executive officers, after consultation with an accredited insurance broker, shall determine to be necessary and appropriate to protect CO3 from the insurable hazards or risks associated with the conduct of CO3's business. CO3's executive officers shall periodically report to the Board of Directors on the status of such insurance coverage. All such insurance policies shall be maintained in at least such amounts and to such extent as shall be determined to be reasonable by the Board of Directors. All such insurance shall be effected and maintained in force under a policy or policies issued by insurers of recognized responsibility, except that CO3 or any subsidiary may effect worker's compensation or similar insurance in respect of operations in any state or other jurisdiction either through an insurance fund operated by such state or other jurisdiction or by causing to be maintained a system or systems of self-insurance which is in accord with applicable laws.

         7.09 FUTURE REGISTRATION RIGHTS. Except for any registration expressly permitted by article VIII of this Agreement, and except for an underwriting agreement between CO3 and one or more professional underwriters of securities, CO3 will not agree with the holders of any securities issued or to be issued by CO3 to register such securities under the Securities Act nor will it grant any incidental registration rights, unless such agreement specifically provides that (i) the holder of such securities may not participate in any registration requested pursuant to Article 8.01 without the consent of CYBE included in such registration, (ii) unless in the opinion of the managing underwriter or underwriters, if any, of any registration in which Purchased Shares are included pursuant to either Article 8.01 or Article 8.02, the public offering or sale of such other securities would not interfere with the successful public offering and sale of such shares, such other securities will not be included in a registration statement in which such Shares are so included, (iii) such subsequent purchasers will not be granted registration rights more favorable than those granted to the CYBE, and (iv) such securities may not be publicly offered or sold for a period of at least ninety (90) days after the closing of any public offering of Shares registered pursuant to article VIII.

         7.10. STOCKHOLDER AGREEMENT. CO3 shall cause each of its current shareholders who own, or who will own after the initial issuance of 20,000,000 shares of its common stock, five percent or more of CO3's common stock, to sign the stockholders agreement attached hereto as Exhibit G.

                                 ARTICLE VIII.
                               REGISTRATION RIGHTS

         8.01 REQUIRED REGISTRATION. If, at any time after CO3 is subject to the reporting requirements of Article 13 or 15(d) of the Securities Exchange Act of 1934, but not within the first 180 days after the initial public offering of CO3's common stock, CO3 receives a written request therefor from CYBE, CO3 will, except as provided in the last paragraph of this Article, prepare and file a registration statement under the Securities Act covering the Shares which are the subject of such request and will use its best efforts to cause such registration statement to become effective. CO3 will be obligated to prepare, file and cause to become effective only one (1) registration statement pursuant to this Article 8.01; notwithstanding the foregoing, CYBE may require, pursuant to this Article 8.01, CO3 to file any number of registration statements on Form S-3 (or any successor form subsequently promulgated by the Commission as a replacement for Form S-3) if such form is then available for use by CO3 and such record holder or holders, not to exceed more than one such filing in any six-month period.

         Without the written consent of CYBE, neither CO3 nor any other holder of securities of CO3 may include securities in such registration if in the good faith judgment of the managing underwriter of such public offering the inclusion of such securities would interfere with the successful marketing of the Shares or require the exclusion of any portion of the Shares to be registered.

         Notwithstanding the foregoing, CO3 will not be obligated to effect a registration statement pursuant to this Article 8.01 (and upon the occurrence of the event set forth below may withdraw or abandon any such registration): (a) if CO3 will furnish to the holders of the Shares a certificate signed by the President of CO3 stating that in the good faith judgment of CO3's Board of Directors, (i) the offering would interfere in any material respect with any financing, acquisition, corporate reorganization or some other material transaction under consideration by CO3 or (ii) there is some other material development relating to the condition (financial or other) of CO3 that has not been disclosed to the general public and as to which it is in CO3's best interests not to disclose such development; provided that the aggregate period of delay under this paragraph may not extend, in any twelve-month period, for more than 120 days unless CYBE consents in writing to a longer delay; or (b) from and after the date on which CO3 has filed a registration statement relating to an underwritten public offering that has resulted in CYBE being given the opportunity to include the Shares in such registration statement pursuant to
Article 8.02 below, through and until such period of time as reasonably required by the managing underwriter for such underwritten offering (not to exceed 180 days after the effective date of such registration statement).

         8.02 INCIDENTAL REGISTRATION. Each time CO3 determines to proceed with the actual preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale for money of any of its securities by it or any of its security holders (but excluding registration statements relating to employee benefit plans or mergers or other transactions under Rule 145 of the Securities Act), CO3 will give written notice of its determination to CYBE. Upon the written request of CYBE given within 30 days after receipt of any such notice from CO3, CO3 will, except as herein provided, cause all Shares for which CYBE requests registration to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Shares to be so registered; provided, however, that (a) nothing herein will prevent CO3 from, at any time, abandoning or delaying any such registration initiated by it, and (b) if CO3 determines not to proceed with a registration (other than the registration relating to an initial public offering) after the registration statement has been filed with the Commission and CO3's decision not to proceed is primarily based upon the anticipated public offering price of the securities to be sold by CO3, CO3 will, if so requested by CYBE, promptly complete the registration for the benefit of CYBE and CYBE will bear all expenses in excess of $25,000 incurred by CO3 as the result of such registration after CO3 has decided not to proceed. If any registration pursuant to this Article shall be underwritten in whole or in part, CO3 may require that the Shares requested for inclusion pursuant to this Article be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. In the event that in the good faith judgment of the managing underwriter of such public offering the inclusion of all of the Shares originally covered by a request for registration would reduce the number of shares to be offered by CO3 or interfere with the successful marketing of the shares of stock offered by CO3, the number of Shares otherwise to be included in the underwritten public offering may be reduced or eliminated entirely; provided, however, that after any such required reduction in any offering except CO3's initial public offering, the Shares to be included in such offering shall constitute at least twenty-five percent (25%) of the total number of shares to be included in such offering.

         8.03 REGISTRATION PROCEDURES. If and whenever CO3 is required by the provisions of Articles 8.01 or 8.02 to effect the registration of any Shares under the Securities Act, CO3 will:

              (a) prepare and file with the Commission a registration statement with respect to such securities, and use its best efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed three (3) months;

              (b) prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed three (3) months;

              (c) furnish to the security holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such security holders and underwriters may reasonably request in order to facilitate the public offering of such securities;

              (d) use its commercially reasonable efforts to register or qualify the issuance of the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating holders may reasonably request within 20 days following the original filing of such registration statement, except that CO3 will not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

              (e) notify the security holders participating in such registration, promptly after it receives notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

              (f) notify such holders promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

              (g) prepare and file with the Commission, promptly upon the request of CYBE, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for CYBE (and concurred in by counsel for CO3), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Shares by CYBE;

              (h) prepare and promptly file with the Commission and promptly notify such holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

              (i) advise CYBE, promptly after it receives notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

              (j) not file any amendment or supplement to such registration statement or prospectus to which CYBE has reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, after having been furnished with a copy thereof at least five business days prior to the filing thereof, unless in the opinion of counsel for CO3 the filing of such amendment or supplement is reasonably necessary to protect CO3 from any liabilities under any applicable federal or state law and such filing will not violate applicable law; and

              (k) at the request of CYBE, furnish on the effective date of the registration statement and, if such registration includes an underwritten public offering, at the closing provided for in the underwriting agreement: (i) opinions, dated such respective dates, of the counsel representing CO3 for the purposes of such registration, addressed to the underwriters, if any, covering such matters as such underwriters may reasonably request.

         8.04 EXPENSES. With respect to any registration, including registrations pursuant to Form S-3, requested pursuant to Article 8.01 (except as otherwise provided in such Article with respect to registrations voluntarily terminated at the request of the requesting security holders and except with respect to any underwriter's expense on any registration using Form S-3 that is underwritten) and with respect to each inclusion of Shares in a registration statement pursuant to Article 8.02 (except as otherwise provided in Article 8.02 with respect to registrations terminated by CO3), CO3 will bear the following fees, costs and expenses: all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for CO3, fees and disbursements of counsel for the underwriter or underwriters of such securities (if CO3 and/or selling security holders are required to bear such fees and disbursements), all internal expenses of CO3, the premiums and other costs of policies of insurance against liability arising out of the public offering, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified. Fees and disbursements of counsel and accountants for the selling security holders, underwriting discounts and commissions and transfer taxes for selling security holders and any other expenses incurred by the selling security holders not expressly included above will be borne by the selling security holders.

         8.05 INDEMNIFICATION. In the event that any Shares are included in a registration statement under Articles 8.01 or 8.02:

              (a) CO3 will indemnify and hold harmless each holder of Shares which are included in a registration statement pursuant to the provisions of this Article VIII and any underwriter (as defined in the Securities Act) for such holder and each person, if any, who controls such holder or such underwriter within the meaning of the Securities Act, from and against any and all loss, damage, liability, cost and expense to which such holder or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that CO3 will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such holder, such underwriter or such controlling person.

              (b) Each holder of Shares which are included in a registration pursuant to the provisions of this Article VIII will indemnify and hold harmless CO3, any controlling person and any underwriter from and against any and all loss, damage, liability, cost or expense to which CO3 or any controlling person and/or any underwriter may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with information furnished by such holder.

              (c) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this Article of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties will have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party has employed counsel in accordance with the proviso of the preceding sentence, (ii) the indemnifying party has not employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

         8.06 REGISTRATION RIGHTS OF TRANSFEREES. The registration rights granted CYBE pursuant to this Article VIII will also be for the benefit of, and enforceable by, any subsequent holder of Shares, whether or not any express assignment of such rights to any such subsequent holder is made, so long as such subsequent holder acquires at least forty percent (40%) of the Shares then outstanding. In the event of a transfer of less than 100% of the Shares, any action or election contained in this Article VIII that is, or may be, taken by CYBE will be effective upon election by holders of a majority of the Shares then outstanding and held by person entitled to rights under this Article VIII.

                                  ARTICLE IX.
                                  MISCELLANEOUS

         9.01 EXPENSES. Except as expressly provided for herein, each party will pay all expenses incurred by such party in connection with the transactions contemplated hereunder, including expenses incurred in negotiating, executing and delivering this Agreement (whether the transactions contemplated hereunder are consummated or not).

         9.02 AMENDMENT AND WAIVER. This Agreement may not be amended or waived except in a writing executed by the party against which such amendment or waiver is sought to be enforced. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement. The failure of either party to enforce a provision of this Agreement shall not be construed as a waiver of such provision.

         9.03 NOTICES. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered or three days after being mailed by first class mail, return receipt requested, or when receipt is acknowledged, if sent by facsimile, telecopy or other electronic transmission device. Notices, demands and communications will, unless another address is specified in writing, be sent to the address indicated below:

Notices to CYBE:                               with a copy to:
---------------                                --------------
CyberOptics Corporation                        Dorsey & Whitney LLP
Attention:  Steven M. Quist                    Attention:  Thomas O. Martin
5900 Golden Hills Drive                        220 South Sixth Street
Golden Valley, Minnesota 55416                 Minneapolis, Minnesota 55402-1498
Facsimile:  (763) 542-5117                     Facsimile: (612) 340-8328

Notices to CO3:                                with a copy to:
--------------                                 --------------
CyberOptics Communications Corporation         Oppenheimer Wolff & Donnelly LLP

Attention:  Kent Lillemoe                      Attention:  Bruce A. Machmeier
5900 Golden Hills Drive                        45 South Seventh St., Suite 3300
Golden Valley, Minnesota 55416                 Minneapolis, Minnesota 55402
Facsimile:  (763) 542-5440                     Facsimile:  (612) 607-7100

         9.04 ASSIGNMENT. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any party hereto without the prior written consent of the other party hereto, except: (a) as otherwise provided in this Agreement; or (b) to an Affiliate of a party; or (c) to any acquirer of all or substantially all of a party's business, or to any acquirer of a product or product line for which a license is granted by one party to the other party in this Agreement; provided, however, that such Affiliate or acquirer of CO3, or such acquirer of a product or product line of CO3, may not be any Third Party that manufacturers, licenses, sells or otherwise deals in any product, software or service in the Inspection Equipment Market. The aforesaid Third Party assignment restriction shall apply to any and all subsequent assignments by permissible assignees in the future.

         9.05 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         9.06 COMPLETE AGREEMENT. This Agreement and the other documents referred to herein contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

         9.07 COUNTERPARTS. This Agreement may be executed in several counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.

         9.08 GOVERNING LAW. The internal law, without regard to conflicts of laws principles, of the State of Minnesota will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

         9.09 NO OTHER RIGHTS OR LICENSES. No rights, releases or licenses, express or implied, are granted or given by either party except as expressly set forth in this Agreement.

         9.10 COMPLIANCE WITH EXPORT LAWS. Both parties agree to fully comply with all U.S. export laws and regulations (including, without limitation, the Export Administration Regulations and the regulations of all applicable U.S. agencies) with respect to their dealings under this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                              CO3:
                                              CYBEROPTICS COMMUNICATIONS
                                              CORPORATION

                                              By:
                                                 -------------------------------
                                              Name:    Kent Lillemoe
                                                   -----------------------------

                                              Title: Chief Operating Officer
                                                    ----------------------------

                                              Date:
                                                   -----------------------------

                                              CYBE:
                                              CYBEROPTICS CORPORATION

                                              By:
                                                 -------------------------------
                                              Name:    Steven M. Quist
                                                   -----------------------------

                                              Title:  President & CEO
                                                    ----------------------------

                                              Date:
                                                   -----------------------------